EXHIBIT 1.1


                          VAN KAMPEN FOCUS PORTFOLIOS,

                         INSURED INCOME TRUST SERIES 87

                                 TRUST AGREEMENT

                                                         Dated: October 25, 2001

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, J.J. Kenny Co., Inc., as Evaluator, and Van Kampen Investment Advisory Corp., as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Insured Income Trust, Effective for Unit Investment Trusts Established On and After May 24, 2001 (Including Van Kampen Focus Portfolios Insured Income Trust, Series 80 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Bonds listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information-General Information Number of Units" in the Prospectus Part I for the Trust.

          3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus Part I for the Trust.

          4. The term "First Settlement Date" shall mean the date set forth in footnote 2 under "Summary of Essential Financial Information" in the Prospectus
Part I for the Trust.

          5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for the Trust.

          6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for the Trust.

          7. The term "Semi-Annual Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for the Trust.

          8. The term "Semi-Annual Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for the Trust.

          9. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for the Trust.


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                                       -1-

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

             VAN KAMPEN FUNDS INC.


             By            /s/ Sara L. Badler
               ------------------------------------------------------
                       Executive Director, General Counsel and Secretary

             VAN KAMPEN INVESTMENT ADVISORY CORP.


             By            /s/ Sara L. Badler
               ------------------------------------------------------
                       Executive Director, General Counsel and Secretary

             J.J. KENNY CO., INC.


             By            /s/ James R. Rieger
               ------------------------------------------------------
                                       Vice President

             THE BANK OF NEW YORK

             By            /s/ Juliette Ayee
               -------------------------------------------------------
                                    Assistant Treasurer


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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

           VAN KAMPEN FOCUS PORTFOLIOS, INSURED INCOME TRUST SERIES 87

                [Incorporated herein by this reference and made a
             part hereof is the "Portfolio" schedule as set forth in
                      the Prospectus Part I for the Trust.]